Exhibit 3.2


                                                               FILED # C17454-96
                                                                     APR 27 2001
                                                                     DEAN HELLER
                                                              SECRETARY OF STATE

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
               (PURSUANT TO NRS 78.380 - BEFORE ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -


1.       Name of corporation: Great Energy Corporation International.

2. The articles have been amended as follows (provide article numbers, if available): Robert Sawatsky, the sole director and officer of Great Energy Corporation International did hereby on April 24, 2001 through unanimous consent change the name of this company to Link2 Technologies, Inc. (Old articles - 17454-96).

3. The undersigned declare that they constitute at least two-thirds of the incorporators (check) __X__, or of the board of directors (check) __X__.

4. The date upon which the original articles of incorporation were filed with the Secretary of State: 08/16/1996.

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.       Signatures:

LINK2 TECHNOLOGIES, INC.

/s/ Robert Sawatsky
------------------------
Robert Sawatsky
President

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.